Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS THIRD-QUARTER 2005 RESULTS

        PHOENIX, Arizona-October 19, 2005-Aztar Corporation (NYSE:AZR) today reported financial results for its 2005 third quarter, which ended on September 29, 2005; the fiscal 2004 quarter had ended on September 30, 2004. Consolidated EBITDA was $63.4 million for the third quarter of 2005; in the 2004 third quarter, EBITDA was $46.4 million. Diluted earnings per share in the 2005 third quarter were 51 cents, compared with 36 cents in the 2004 third quarter.
        The momentum generated by the major expansion of Tropicana Atlantic City that opened in late 2004 continued to accelerate in the third quarter of 2005, with revenue up 29 percent and EBITDA up nearly 59 percent. Ramada Express led our other properties with a 28 percent increase in EBITDA, while our riverboat casinos had EBITDA growth of 6 percent. Tropicana Las Vegas suffered a 3 percent decline in EBITDA as a result of lower non-gaming revenue.
         "The drivers at the expanded Atlantic City Tropicana during the third quarter were all in full gear and the property led the market in revenue growth in all casino products," said Robert M. Haddock, Aztar Chairman of the Board, President and Chief Executive Officer. "Table games win was up 40 percent and slot revenue grew 21 percent. Even with a 30 percent increase in room capacity, the hotel ran 97 percent occupancy at an average daily rate that was 17 percent higher than a year earlier. EBITDA grew to over $41 million on a five-percentage-point increase in margin. It was a performance that employees of the Trop rightly deserve to be proud of."
Tropicana Atlantic City Expansion
        The Tropicana Atlantic City expansion includes a new 502-room hotel tower; The Quarter at Tropicana, which is a 200,000-square-foot dining, entertainment and retail complex; a 2,400-space parking garage and 20,000 square feet of meeting and conference space.

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 2

Other Income (Expense)
        Other income (expense) consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries.
Capital Expenditures
        In the third quarter of 2005, purchases of property and equipment totaled $13 million. Approximately $8 million of the total was spent on routine expenditures, and $5 million went for development.
Year-to-Date Results
        For the first three quarters of 2005, the company reported EBITDA of $163.4 million, compared with $139.8 million in the comparable 2004 period. Diluted earnings per share through three quarters of 2005 were $1.19. Diluted earnings per share were 71 cents in the 2004 period, which is after 18 cents associated with a loss on early retirement of debt and 31 cents associated with an adverse court ruling regarding income taxes in Indiana and which included 10 cents of construction accident insurance recoveries net of expenses and preopening costs.
Conference Call
        Our third-quarter 2005 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, October 19, 2005. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Third Quarter		Year to Date
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$137.7	$106.4	$372.1	$294.6
EBITDA	$41.4	$26.1	$93.4	$74.0
Depreciation and amortization	$11.1	$8.3	$32.7	$24.3
Operating income	$30.3	$17.8	$60.7	$49.7

EBITDA margin	30.1%	24.5%	25.1%	25.1%
Operating income margin	22.0%	16.7%	16.3%	16.9%

Occupancy	96.9%	97.1%	90.0%	92.5%
ADR	$113.33	$96.60	$98.26	$87.48

Tropicana Las Vegas
Revenue	$40.0	$40.5	$124.0	$123.2
EBITDA	$8.5	$8.8	$30.2	$28.1
Depreciation and amortization	$1.4	$1.5	$4.3	$4.4
Operating income	$7.1	$7.3	$25.9	$23.7

EBITDA margin	21.3%	21.7%	24.4%	22.8%
Operating income margin	17.8%	18.0%	20.9%	19.2%

Occupancy	98.1%	100.1%	98.5%	99.4%
ADR	$75.08	$73.88	$88.91	$81.28

Ramada Express Laughlin
Revenue	$22.6	$21.3	$72.5	$68.3
EBITDA	$5.5	$4.3	$20.3	$17.5
Depreciation and amortization	$1.8	$1.6	$5.1	$4.7
Operating income	$3.7	$2.7	$15.2	$12.8

EBITDA margin	24.3%	20.2%	28.0%	25.6%
Operating income margin	16.4%	12.7%	21.0%	18.7%

Occupancy	68.9%	67.9%	73.4%	71.4%
ADR	$35.34	$33.76	$34.55	$32.72

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 4
Casino Aztar Evansville
Revenue		$34.0		$33.5		$103.0		$98.9
EBITDA		$10.3		$9.9		$31.6		$29.6
Depreciation and amortization		$1.7		$1.8		$5.4		$4.6
Operating income		$8.6		$8.1		$26.2		$25.0

EBITDA margin		30.3%		29.6%		30.7%		29.9%
Operating income margin		25.3%		24.2%		25.4%		25.3%

Occupancy		93.0%		93.4%		90.2%		89.0%
ADR		$63.29		$61.88		$63.64		$61.33

Casino Aztar Caruthersville
Revenue		$6.7		$5.9		$21.0		$17.3
EBITDA		$1.5		$1.2		$4.9		$3.4
Depreciation and amortization		$0.8		$0.7		$2.3		$2.1
Operating income		$0.7		$0.5		$2.6		$1.3

EBITDA margin		22.4%		20.3%		23.3%		19.7%
Operating income margin		10.4%		8.5%		12.4%		7.5%

Corporate
EBITDA	$	(3.8)	$	(3.9)	$	(17.0)	$	(12.8)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Operating income	$	(3.8)	$	(3.9)	$	(17.0)	$	(12.8)

Consolidated
Revenue		$241.0		$207.6		$692.6		$602.3
EBITDA		$63.4		$46.4		$163.4		$139.8
Depreciation and amortization		$16.8		$13.9		$49.8		$40.1
Operating income		$46.6		$32.5		$113.6		$99.7
Net income		$19.4		$13.2		$44.7		$26.2

EBITDA margin		26.3%		22.4%		23.6%		23.2%
Operating income margin		19.3%		15.7%		16.4%		16.6%
Net income margin		8.0%		6.4%		6.5%		4.3%

EBITDA Explanation and Reconciliation

EBITDA is net income before income taxes, loss on early retirement of debt, interest expense,

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 5

interest income, other income (expense), and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Other income (expense), interest expense, net of interest income, loss on early retirement of debt, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 6
	Third Quarter		Year to Date
	2005	2004	2005	2004
	(unaudited)		(unaudited)
EBITDA
Tropicana Atlantic City	$41.4	$26.1	$93.4	$74.0
Tropicana Las Vegas	8.5	8.8	30.2	28.1
Ramada Express Laughlin	5.5	4.3	20.3	17.5
Casino Aztar Evansville	10.3	9.9	31.6	29.6
Casino Aztar Caruthersville	1.5	1.2	4.9	3.4
Property EBITDA	67.2	50.3	180.4	152.6
Corporate	(3.8)	(3.9)	(17.0)	(12.8)
Depreciation and amortization	(16.8)	(13.9)	(49.8)	(40.1)
Operating income	46.6	32.5	113.6	99.7
Other income (expense)	(0.3)	0.3	4.1	0.3
Interest income	0.5	0.2	1.0	0.6
Interest expense	(14.2)	(8.9)	(42.3)	(26.3)
Loss on early retirement of debt	--	(1.7)	--	(10.4)
Income taxes	(13.2)	(9.2)	(31.7)	(37.7)
Net income	$19.4	$13.2	$44.7	$26.2

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of prospective new competition in Pennsylvania, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected

Aztar Third-Quarter 2005 Earnings Release
October 19, 2005                                Page 7

by the ongoing effects of the accident on October 30, 2003, the extent to which we realize revenue and EBITDA increases as a result of the Tropicana Atlantic City expansion, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York and VLTs at the Meadowlands in New Jersey, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for December 30, 2004 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President, Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended September 29, 2005 and September 30, 2004
(in thousands, except per share data)
	Third Quarter		Nine Months
	2005	2004	2005	2004
Revenues (a)
Casino	$184,254	$159,789	$528,909	$464,127
Rooms	26,997	22,751	80,223	66,215
Food and beverage	14,973	14,340	45,061	42,119
Other	14,756	10,742	38,418	29,873
	240,980	207,622	692,611	602,334

Costs and expenses (a)
Casino	71,380	65,424	208,899	192,044
Rooms	12,538	11,455	36,232	32,072
Food and beverage	14,139	13,867	42,681	40,789
Other	8,176	7,708	24,275	22,650
Marketing	21,937	18,773	71,074	55,268
General and administrative	21,897	20,609	71,116	61,934
Utilities	7,747	6,160	20,062	14,965
Repairs and maintenance	7,036	6,700	20,402	19,335
Provision for doubtful accounts	636	355	1,343	848
Property taxes and insurance	8,696	7,021	24,989	22,051
Rent	1,949	2,220	5,972	6,468
Construction accident related	1,383	1,808	2,652	3,423
Construction accident insurance recoveries	--	(2,000)	(526)	(10,500)
Depreciation and amortization	16,821	13,894	49,848	40,129
Preopening costs	--	1,123	--	1,123
	194,335	175,117	579,019	502,599

Operating income	46,645	32,505	113,592	99,735

Other income (expense)	(267)	315	4,161	315
Interest income	465	199	1,001	578
Interest expense	(14,256)	(8,883)	(42,324)	(26,292)
Loss on early retirement of debt	--	(1,751)	--	(10,372)

Income before income taxes	32,587	22,385	76,430	63,964

Income taxes	(13,204)	(9,191)	(31,683)	(37,756)

Net income	$19,383	$13,194	$44,747	$26,208
	========	========	========	========

Net income per common share	$.54	$.37	$1.25	$.74
Net income per common share assuming dilution	$.51	$.36	$1.19	$.71
Weighted-average common shares applicable to:
Net income per common share	35,642	34,617	35,190	34,498
Net income per common share assuming dilution	37,351	36,548	37,065	36,448

____________________________________________
(a)

The Company makes cash promotional offers to certain of its customers, including cash rebates as part of loyalty programs generally based on an individual's level of gaming play. In the first quarter of 2005, the Company concluded that it was appropriate to classify these costs as a reduction in casino revenue. Previously, these costs were classified primarily as a casino expense. Accordingly, the Company has revised the classification of these costs as a reduction in casino revenue for the third quarter and nine months ended September 29, 2005 in its Consolidated Statement of Operations. The Company has also made corresponding adjustments to its Consolidated Statement of Operations for the third quarter and nine months ended September 30, 2004 to classify $7,842 and $21,155, respectively of these costs, previously classified as an expense as a reduction in casino revenue. This revision in classification had no effect on operating income or net income in the Consolidated Statements of Operations for any period.

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	September 29, 2005	December 30, 2004
Assets
Cash and cash equivalents	$54,061	$52,908
Other current assets	55,227	77,646
Total current assets	109,288	130,554
Investments	24,476	23,602
Property and equipment	1,241,511	1,239,146
Intangible assets	33,915	34,380
Other assets	85,408	83,958
	$1,494,598	$1,511,640
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,293	$1,292
Other current liabilities	124,070	143,087
Total current liabilities	125,363	144,379
Long-term debt	682,812	731,253
Other long-term liabilities	57,908	64,803
Series B convertible preferred stock	4,722	4,914
Shareholders' equity	623,793	566,291
	$1,494,598	$1,511,640
	=========	=========